Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, made and entered into as of this 24th day of March, 2003, by and between Spectrum Sciences & Software Holdings Corporation, Inc., a Delaware corporation (the "CORPORATION"), and Donal R. Myrick, an individual residing at 511 Circle Drive, Fort Walton Beach, Florida (the "EXECUTIVE").

                                WITNESSETH THAT:

     WHEREAS, the Corporation desires to employ the Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Corporation in such capacity for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Corporation and the Executive as follows:

     (1). Employment Period. The Corporation hereby agrees to employ the Executive as its President and the Executive, in such capacity, agrees to provide services to the Corporation for the period beginning on the date that the Company is publicly reporting under the Securities Act of 1934, as amended or the first day of trading for the Company on the Over the Counter Bulletin Boards ("OTCBB") (the "COMMENCEMENT DATE") and ending 3 years after such date (the "Termination Date") (or such later date as may be agreed to by the parties within 120 days prior to the Termination Date) (the "Employment Period").

     (2). Performance of Duties. The Executive agrees that during the Employment Period, while he is employed by the Corporation, he shall devote his full time, energies and talents exclusively to serving in the capacity of President of the Corporation in the best interests of the Corporation, and to perform duties assigned to him by the Board of Directors faithfully, efficiently and in a professional manner. Without the Board's consent (which consent shall not be unreasonably withheld), the Executive shall not serve as or be a consultant to or employee, officer, agent, or director of any corporation, partnership or other entity that is a competitor of the Corporation.

          Specifically, as President, you will be responsible for formulating the strategic vision for the company, and for implementing the Board of Directors' direction for the realization of that vision. Your responsibility will include the development and coordination of the Corporate Strategic Business Plan, and ensuring that corporate efforts are directed towards supporting the implementation of this plan. As President, you will be the primary interface between the company management and the Board of Directors, and as such, policy and direction from the board will flow through you to the company.




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          Additionally,  you  will be responsible for identifying and evaluating new business thrusts such as new business acquisition or merger opportunities, supporting both near-term and long-range marketing activities, and the oversight and evaluation of the company's top level managers.

     (3). Compensation. Subject to the terms and conditions of this Agreement, during the Employment Period, the Executive shall be compensated by the Corporation for his services as follows:

          (a) He shall receive $10,000 per month from the time that Spectrum Sciences & Software Holdings Corporation, Inc. is publicly reporting under the Securities Act of 1934, as amended OR the first day of trading for the Company on the OTCBB, whichever is later. The commencement of the payments will require approval by the Board of Directors of the Company.
          (b) He shall receive such cash and/or stock bonuses as are determined by the compensation committee of the Board of Directors in its sole discretion.
          (c) The Executive will participate in the executive benefit package offered to other executives in the Company during the term of his employment.
          (d) The Executive has elected not to participate in the Company health insurance plan, but the Company agrees to pay the premiums for a certain insurance policy referred to as PIC on the Company books.
          (e) Executive will serve three one-year terms as a member of the Board of Directors of the Company as long as the Executive remains employed under the terms of this employment agreement.

     (4). Compensation Due Upon Termination. The Executive's right to compensation for periods after the date his employment with the Corporation terminates shall be determined in the accordance with the following:

          (a) Discharge Without Cause. If the Corporation terminates the Executives employment under this Agreement without "cause" (as defined Below), the Executive shall be entitled to receive six months base salary. The Executive at his sole option may sell, and if he chooses to sell, Mr. Bobby Genovese will be required to purchase all remaining shares in the Company held by the Executive at the time of discharge at a valuation to be determined by an independent business appraisal firm.

          (b) Voluntary Resignation. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date on which the




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               Executive's employment with the Corporation terminates due to the
               Executive's  voluntary  resignation.

          (c) Discharge for Cause. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the Executive's employment with the Corporation is terminated on account of the Executive's discharge for cause. The Executive shall be considered discharged for "cause" if he is discharged by the Corporation on account of the occurrence of one or more of the following events:

               (i) the Executive becomes habitually addicted to drugs or alcohol;

               (ii) the  Executive  discloses  confidential  information  in violation  of  paragraph  5;

               (iii)the  Executive  engages  in  competition  in  violation of paragraph  6;

               (iv) the  Corporation  is  directed by regulatory or governmental authorities to terminate the employment of the Executive or the Executive engages in activities that cause actions to be taken by regulatory or governmental authorities that have a material or adverse effect on the Corporation;

               (v) the Executive is indicted for a felony (other than a felony resulting from a traffic violation);

               (vi) the  Executive  disregards  his  duties under this Agreement

               (vii)any  event of misconduct involving serious moral turpitude to the extent that, in the reasonable judgement of the Board of Directors, the Executive's credibility and reputation no longer conform to the standard of the Corporation's executives; or

               (viii)the  Executive  commits  an  act  of  fraud  against  the
                    Corporation or violates a duty of loyalty to the Corporation.

          (d) Disability. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions in paragraph 3 for periods after the date the Executive's employment with the Corporation terminates on account of 50% or greater disability. For purposes of this subparagraph 4(d), determination




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               of  whether  the Executive is 50% disabled shall be determined in accordance  with  applicable  law.

          (e) Death. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date of the Executive's death.

     (5). Confidential Information. Except as may be required by the lawful order of a court or agency of competent jurisdiction, the Executive agrees to keep secret and confidential indefinitely all non-public information concerning the Corporation and its affiliates which was acquired by or disclosed to the Executive during the course of his employment by the Corporation, any of its affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial information, and financial statements), costs, and operations, financial data and plans, whether past, current, or planned and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however, that the provisions of this paragraph 5 shall not apply to information which is in the public domain or that was disclosed to the Executive by independent third parties who were not bound by an obligation of confidentiality; and provided further, that the Corporation recognizes that the Executive shall, during the course of his employment with the Corporation, acquire certain general information regarding the financial condition, and borrowing trends of the Corporation's customers and agrees that the provisions of this paragraph 5 shall not apply to the use of such general information provided the use thereof does not violate applicable Federal or state laws or the provisions of paragraph 6 hereof. The Executive further agrees that he will not make any statement or disclosure which would be prohibited by applicable Federal or state laws and, during the Employment Period while he is employed by the Corporation, he will not make any statement or disclosure which is intended or reasonably likely to be detrimental to the Corporation or any of its subsidiaries or affiliates.

     (6). Non-competition; Non-solicitation; Non-disparagement. The Executive agrees that for the period (the "Non-competition Period") commencing on the Commencement Date and ending on the first anniversary of the date on which the Executive's employment with the Corporation is terminated, the Executive will not serve as or be a consultant to or employee, officer, agent, director or owner of, or beneficially hold more than three percent (3%) of another corporation, partnership or other entity which competes with the Corporation in the Business. The "Business" of the Corporation shall mean the actual or intended business of the Corporation during the Employment Period and thereafter as of the date the Executive leaves the employment of the Corporation. As of the date hereof, the business of the Corporation is the provision of software development, weapon system analyses,




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          facility  operation and maintenance, environmental impact assessments, and related technical services plus the manufacture and support of munitions handling and related ground support equipment for the various components of the Department of Defense and the Allied Nations of the United States. The Executive further agrees that for the period commencing on the commencement Date and ending on the second anniversary of the date on which the Executive's employment with the Corporation under this Agreement is terminated (the "Nonsolicitation Period"), he will not (a) solicit for employment or endeavor in any way to entice away from employment with the Corporation or its affiliates any employee of the Corporation or its affiliates who is an officer or a manager of any department, (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, consultant, agent, lessor, supplier, customer or any other person which has a business relationship with the Corporation or any of its subsidiaries, at any time during the Nonsolicitation Period, to discontinue or reduce or modify the extent of such relationship with the Corporation or any of its subsidiaries or (c) in any way or to any person or authority, denigrate or derogate the Corporation or any of its subsidiaries or any officer, director or employee or any service or procedure of any of the above whether or not such denigrating or derogatory statements shall be true or based on acts or omissions which occurred or are learned by the Executive prior to the date hereof or from or after the date hereof or otherwise.

     (7). Remedies. The Executive acknowledges that the Corporation would be irreparably injured by a violation of paragraphs 5 or 6, and agrees that the Corporation shall be entitled to an injunction restraining the Executive from any actual or threatened breach of paragraph 5 or 6, or to any other appropriate equitable remedy without bond or other security being required.

     (8). Successors. This Agreement shall be binding on, and inure to the benefit of, the Corporation and its successors and assigns and any person acquiring all or substantially all of the Corporation's assets and business, whether by merger, consolidation, purchase of assets or otherwise.

     (9). Nonalienation. The interests of the Executive under this Agreement are not subject to the claims of his creditors, other than the Corporation, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered except to the Executive's estate, heirs, devisees, or trust beneficiaries upon his death.

     (10).Waiver of Breach. The waiver by either the Corporation or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either




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          the  Corporation  or  the  Executive.

     (11).Notice. Any notice to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given when received or, when deposited in the U.S. mail, certified or registered mail, postage prepaid:

          (a)  to  the  Executive  addressed  as  follows:

               Donal  R.  Myrick
               511  Circle  Drive
               Fort  Walton  Beach,  Florida  32548

          (b)  to  the  Corporation  addressed  as  follows:

               Spectrum Sciences & Software Holdings Corporation, Inc. 4044 W. Lake Mary Blvd. #104-347
               Lake  Mary,  Florida  32746

               with  a  copy  to:

               Kaplan  Gottbetter  &  Levenson,  LLP
               630  Third  Avenue
               New  York,  New  York  10017
               Attention:  Mr.  Sal  Fichera,  Esq.

     (12).Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and no person, other than the parties thereto (and the Executive's estate or beneficiaries upon his death), shall have any rights under or interest in this Agreement or the subject matter hereof.

     (13).Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Florida.

     (14).Termination. All of the provisions of this Agreement shall terminate after the expiration of the Employment Period, except that paragraph 5 shall only terminate upon the expiration of the Non-competition Period and paragraph 6 shall terminate upon the expiration of the Non-competition Period.

                                      * * *




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     IN  WITNESS  WHEREOF,  the Executive and the Corporation have executed this
Employment  Agreement  as  of  the  day  and  year  first  above  written.


                                        DONAL  MYRICK


                                        /s/  Donal  Myrick
                                        ------------------



                                        SPECTRUM  SCIENCES  &  SOFTWARE
                                        HOLDING  CORPORATION,  INC.


                                        /s/  Dyron  M.  Watford
                                        -----------------------

                                        Dyron  M.  Watford,  Director


                                        /s/  Dwain  Brannon
                                        -------------------

                                        Dwain  Brannon,  Director


                                        /s/  Bobby  Genovese
                                        --------------------
                                        Bobby  Genovese,  Individual




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